UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Exchange Agreement

On March 19, 2020, LendingClub Corporation (“LendingClub,” “we,” and “our”) and Shanda Asset Management Holdings Limited and its affiliates (collectively, “Shanda”) entered into an amendment (the “Amendment”) to the Share Exchange Agreement between the parties dated February 18, 2020 (the “Exchange Agreement”), pursuant to which Section 5.1(b) of the Exchange Agreement was amended to facilitate Closing (as such date is defined in the Exchange Agreement) on March 20, 2020 by deleting the words “March 19, 2020” in Section 5.1(b) and replacing them with the words “March 20, 2020”.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Closing of Exchange

On March 20, 2020, the Closing occurred and Shanda exchanged all 19,562,881 shares of LendingClub common stock beneficially owned by it for: (i) 195,628 newly issued shares of LendingClub Mandatorily Convertible Non-Voting Preferred Stock, Series A and (ii) a one-time cash payment in the amount set forth in the Exchange Agreement.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Amendment to Share Exchange Agreement
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	March 23, 2020	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Corporate Secretary
(duly authorized officer)